Exhibit 99

ORBCOMM ANNOUNCES SECOND QUARTER 2018 RESULTS

– Total Revenues of $70.8 Million, Increase of 24% Compared to Prior Year –

– Adjusted EBITDA of $13 Million, Up 29% Sequentially and Up 8% Over Q2 2017 –

– Company Continues Strong Momentum Adding Over 93,000 Net Subscribers in Q2 –

Rochelle Park, NJ, August 1, 2018 – ORBCOMM Inc. (NASDAQ: ORBC), a global provider of industrial Internet of Things (IoT) solutions, today announced financial results for the second quarter ended June 30, 2018.

The following financial highlights are in thousands of dollars.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Recurring Service Revenues	$37,094	$30,066	$73,818	$58,011
Other Service Revenues	1,381	1,011	2,649	2,578
Total Service Revenues	38,475	31,077	76,467	60,589
Product Sales	32,313	25,880	62,294	48,289
Total Revenues	70,788	56,957	138,761	108,878
Net Loss Attributable to ORBCOMM Inc. Common Stockholders	(7,233)	(10,740)	(17,319)	(14,083)
Basic EPS	(0.09)	(0.15)	(0.23)	(0.20)
EBITDA (1,3)	10,693	9,323	18,498	19,933
Adjusted EBITDA (2,3)	$13,035	$12,024	$23,176	$24,428

(1) EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization.

(2) Adjusted EBITDA is defined as EBITDA, adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, and acquisition-related and integration costs.

(3) EBITDA and Adjusted EBITDA are non-GAAP financial measures used by the Company to measure operating performance and the quality of earnings. A table presenting EBITDA and Adjusted EBITDA, reconciled to GAAP Net Income (Loss), is among other financial tables at the end of this release.

“We are pleased with the strong performance in the second quarter as both Service and Product margins continued to trend higher, leading to improvements in Adjusted EBITDA,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “We achieved our revenues in the quarter through our growing base business and many new small and mid-size customers, adding over 90,000 net subscribers. We expect to close in on multiple impactful opportunities in the back half of the year as we continue our momentum expanding our customer base and market reach.”

Financial Results

Revenues

Total revenues for the second quarter of 2018 were $70.8 million compared to $57.0 million in the prior year period, an increase of $13.8 million or 24.2%. This year’s second quarter revenues benefited from adding over 390,000 net subscriber communicators over the last 12 months. As of June 30, 2018, total billable subscriber communicators grew to approximately 2.22 million, an increase of 21.4% compared to the second quarter of 2017.

1

Service Revenues were $38.5 million in the second quarter of 2018, up $7.4 million or 23.8% over the prior year period, including organic growth of 7.4%. The increase was primarily driven by the 2017 acquisitions and continued growth in the Company’s subscriber base across multiple lines of business. Recurring Service Revenues increased to $37.1 million in the second quarter, a 23.4% improvement compared to the second quarter of 2017. Other Service Revenues, which are comprised of installation services, professional services and software licenses, were $1.4 million in the quarter, slightly higher versus the same period last year.

Product Sales were $32.3 million in the second quarter of 2018, up $6.4 million or 24.9% compared to the second quarter of 2017, including organic growth of 9.8%.  The increase was attributable to strong sales demand from new and existing customers.

Cost of Revenues and Operating Expenses

Total Cost of Revenues for the second quarter of 2018 were $37.6 million with gross profit margins of 46.9% compared to gross profit margins of 45.7% in the prior year period. Service Revenue gross margins in the second quarter reached 67.8%, a considerable sequential improvement from the 59.1% in the first quarter. Product Sales gross margins were 22.1% in the second quarter of 2018, an increase of 50 basis points both sequentially and year-over-year.

Operating Expenses for the second quarter of 2018 were $34.4 million compared to $27.9 million for the same period in 2017. The increase was primarily due to higher Selling, General and Administrative expenses as a result of the acquisitions in 2017.

Net Income (Loss) and Earnings Per Share

Net Loss Attributable to ORBCOMM Inc. Common Stockholders for the second quarter of 2018 was $7.2 million, or a loss of $0.09 per share, compared to a Net Loss of $10.7 million, or a loss of $0.15 per share in the second quarter of 2017. The Net Loss year-over-year improvement was primarily due to improved Gross Profit in the current quarter and the Loss on Debt Extinguishment recorded in the second quarter of 2017, partially offset by higher operating expenses.

EBITDA and Adjusted EBITDA (3)

EBITDA for the second quarter of 2018 was $10.7 million compared to $9.3 million in the prior year period, an increase of $1.4 million.

Adjusted EBITDA was $13 million for the second quarter of 2018, an increase of $1 million compared to the prior year.  In addition, the Company sequentially improved Adjusted EBITDA from the first quarter of 2018 by approximately $3 million with Adjusted EBITDA Margin increasing 350 basis points to 18.4% of Total Revenues. The solid Adjusted EBITDA performance was primarily driven by higher revenue and gross profit margins that more than offset incremental operating expenses mainly from the acquired companies in 2017.

Balance Sheet & Cash Flow

As of June 30, 2018, Cash and Cash Equivalents totaled $39 million, which included $28 million in net proceeds received from the recent equity offering completed in April 2018. Cash Flow used in Operations totaled $12.5 million for the six months ended June 30, 2018, primarily for working capital needs and investments in the business. Capital Expenditures were $6.2 million in the quarter.

2018 Outlook

For the full year 2018, ORBCOMM continues to expect total revenues to be between $290 million and $310 million depending on the timing of customer wins and subscriber deployments, as well as Adjusted EBITDA of between $55 million and $60 million. ORBCOMM also anticipates adding between 350,000 to 400,000 net subscribers.

Investment Community Conference Call

ORBCOMM will host a conference call and webcast for the investment community this afternoon at 4:30 PM ET. Senior management will review the results, discuss ORBCOMM’s business, and address questions.  To access the call, US/CAN participants should dial 1-800-263-0877 at least ten minutes prior to the start of the call. International participants should dial 1-323-794-2094. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at http://investors.orbcomm.com and then select “News & Events” to access the link to the call. To listen to a replay of the conference call, please Click Here. The replay will be available from 9:30 PM ET on August 1, 2018, through 9:30 PM ET on August 15, 2018.

About ORBCOMM Inc.

ORBCOMM (Nasdaq: ORBC) is a global leader and innovator in the industrial Internet of Things, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

ORBCOMM Inc. routinely posts important information about the Company to its website at www.orbcomm.com. Effective November 1, 2018, the Company may use its website as a channel for distribution of material non-public information about the Company and for complying with its disclosure obligations under Regulation FD promulgated by the U.S. Securities and Exchange Commission. These disclosures will be included in the “Investors” section of the Company’s website at http://investors.orbcomm.com. Accordingly, investors should monitor this portion of the Company’s website, in conjunction with the Company’s press releases, SEC filings and public conference calls and webcasts. In addition, investors may automatically receive email alerts and other information about the Company by enrolling their email addresses using the “E-mail Alerts” link within the “Investors” section of the website.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, estimates, objectives and expectations for future events, as well as, projections, business trends, and other statements that are not historical facts. Such forward-looking statements, are subject to known and unknown risks and uncertainties, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: demand for and market acceptance of our products and services and our ability to successfully implement our business plan; our dependence on our subsidiary companies (Market Channel Affiliates (“MCAs”)) and third party product and service developers and providers, distributors and resellers (Market Channel Partners (“MCPs”)) to develop, market and sell our products and services, especially in markets outside the United States; substantial losses we have incurred and may continue to incur; the inability to effect suitable investments, alliances and acquisitions, and even if we are able to make acquisitions, the failure to integrate and effectively operate the acquired businesses and the exposure to additional risks, such as unexpected costs, contingent or other liabilities, or weaknesses in internal controls, and issues related to non-compliance with domestic and foreign laws, particularly in acquisitions of foreign businesses; our dependence on significant customers for a substantial portion of our revenues, including key customers such as JB Hunt Transport Services, Inc., Walmart, Caterpillar Inc., Komatsu Ltd., Hub Group, Onixsat and Satlink S.L.; our ability to expand our business outside the United States, including risks related to the economic, political and other conditions in foreign countries in which we do business, including fluctuations in foreign currency exchange rates; our dependence on a few significant vendors, service providers or suppliers, as well as the loss or disruption or slowdown in the supply of products and services these key vendors, service providers or suppliers, such as our SkyWave business’s dependence on its commercial relationship with Inmarsat plc and the services provided by Inmarsat plc, including the continued availability of Inmarsat plc’s satellites, the supply of our products produced by Sanmina Corporation, or the supply of application specific integrated circuits (ASICs) from S3 Group; competition from existing and potential telecommunications competitors, including terrestrial and satellite-based network providers, some of whom provide wireless network services to our customers in connection with our products and services; our reliance on intellectual property rights and the risk that we, our MCAs, our MCPs and our customers may infringe on the intellectual property rights of others; our inability to operate due to changes or restrictions in the political, legal, regulatory, government, administrative and economic conditions and developments in the United States and other countries and territories in which we provide our services; legal proceedings; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events, such as in-orbit satellite failures, reduced performance of our existing satellites, or man-made or natural disasters and other extreme events; rapid and significant technological changes, pricing pressures and other competitive factors; cybersecurity risks; the level of our indebtedness and the terms of our $250 million 8.0% senior secured note indenture and our revolving credit agreement, under which we may borrow up to $25 million, that could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance; and the other risks described in our filings with the U.S. Securities and Exchange Commission (“SEC”). For more detail on these and other risks, please see our Annual Report on Form 10-K for the year ended December 31, 2017 (“Annual Report”), and other documents we file with the SEC. We undertake no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Media Inquiries:
Aly Bonilla	Michelle Ferris
Vice President, Investor Relations	Director, Corporate Communications
ORBCOMM Inc.	ORBCOMM Inc.
703-433-6360	703-433-6516
bonilla.aly@orbcomm.com	ferris.michelle@orbcomm.com

ORBCOMM Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Service revenues	$38,475	$31,077	$76,467	$60,589
Product sales	32,313	25,880	62,294	48,289
Total revenues	70,788	56,957	138,761	108,878
Cost of revenues, exclusive of depreciation and amortization shown below:
Cost of services	12,392	10,649	27,940	20,218
Cost of product sales	25,173	20,290	48,684	37,938
Operating expenses:
Selling, general and administrative	19,029	13,333	36,529	25,574
Product development	3,042	1,923	5,855	3,511
Depreciation and amortization	11,842	11,400	24,065	22,422
Acquisition-related and integration costs	494	1,262	1,100	1,490
Loss from operations	(1,184)	(1,900)	(5,412)	(2,275)
Other income (expense):
Interest income	453	138	928	256
Other income (expense)	155	(183)	(12)	(178)
Interest expense	(5,301)	(4,843)	(10,501)	(7,269)
Loss on debt extinguishment	—	(3,868)	—	(3,868)
Total other expense	(4,693)	(8,756)	(9,585)	(11,059)
Loss before income taxes	(5,877)	(10,656)	(14,997)	(13,334)
Income taxes	1,225	90	2,168	713
Net loss	(7,102)	(10,746)	(17,165)	(14,047)
Less: Net income (loss) attributable to noncontrolling interests	120	(6)	143	36
Net loss attributable to ORBCOMM Inc.	$(7,222)	$(10,740)	$(17,308)	$(14,083)
Net loss attributable to ORBCOMM Inc. common stockholders	$(7,233)	$(10,740)	$(17,319)	$(14,083)
Per share information-basic:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.09)	$(0.15)	$(0.23)	$(0.20)
Per share information-diluted:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.09)	$(0.15)	$(0.23)	$(0.20)
Weighted average common shares outstanding:
Basic	78,079	71,978	76,404	71,703
Diluted	78,079	71,978	76,404	71,703

ORBCOMM Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value and share data)
(Unaudited)
	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$39,027	$34,830
Accounts receivable, net of allowance for doubtful accounts of $2,610 and $400, respectively	53,727	46,900
Inventories	44,862	42,437
Prepaid expenses and other current assets	18,751	18,692
Total current assets	156,367	142,859
Satellite network and other equipment, net	168,724	174,178
Goodwill	166,129	166,678
Intangible assets, net	92,832	99,339
Other assets	12,729	12,036
Deferred income taxes	173	104
Total assets	$596,954	$595,194
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,333	$29,298
Accrued liabilities	42,384	33,016
Current portion of deferred revenue	5,010	6,263
Total current liabilities	61,727	68,577
Note payable-related party	1,332	1,366
Notes payable, net of unamortized deferred issuance costs	245,519	245,131
Deferred revenue, net of current portion	3,834	2,459
Deferred tax liabilities	16,695	17,646
Other liabilities	6,242	13,619
Total liabilities	335,349	348,798
Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders' equity
Series A Convertible Preferred Stock, par value $0.001; 1,000,000 shares authorized; 38,672 and 37,544 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	387	376
Common stock, par value $0.001; 250,000,000 shares authorized; 78,593,002 and 74,436,579 shares issued at June 30, 2018 and December 31, 2017, respectively	79	74
Additional paid-in capital	444,069	411,298
Accumulated other comprehensive (loss) income	(141)	256
Accumulated deficit	(183,564)	(166,245)
Less treasury stock, at cost; 29,990 shares at June 30, 2018 and December 31, 2017	(96)	(96)
Total ORBCOMM Inc. stockholders' equity	260,734	245,663
Noncontrolling interests	871	733
Total equity	261,605	246,396
Total liabilities and equity	$596,954	$595,194

ORBCOMM Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(17,165)	$(14,047)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in allowance for doubtful accounts	1,823	(100)
Change in the fair value of acquisition-related contingent consideration	(1,322)	(481)
Amortization and write-off of deferred financing fees	388	2,718
Depreciation and amortization	24,065	22,422
Stock-based compensation	3,435	2,969
Foreign exchange (gain) loss	(116)	220
Deferred income taxes	(1,056)	780
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,377)	(9,161)
Inventories	(2,255)	(5,437)
Prepaid expenses and other assets	1,861	(1,114)
Accounts payable and accrued liabilities	(13,382)	(523)
Deferred revenue	128	(186)
Other liabilities	(541)	(311)
Net cash used in operating activities	(12,514)	(2,251)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(34,236)
Capital expenditures	(11,773)	(14,213)
Other	—	(250)
Net cash used in investing activities	(11,773)	(48,699)
Cash flows from financing activities:
Proceeds from public offering of common stock, net of underwriters’ discounts and commissions and offering costs of $1,705	27,967	—
Proceeds from private offering of common stock	—	15,000
Payment of long-term debt	—	(150,000)
Proceeds from issuance of long-term debt	—	250,000
Payments under revolving credit facility	(14,000)	—
Proceeds under revolving credit facility	14,000	—
Cash paid for debt issuance costs	—	(5,359)
Proceeds from issuance of common stock under employee stock purchase plan	668	529
Payment of deferred purchase consideration	—	(347)
Net cash provided by financing activities	28,635	109,823
Effect of exchange rate changes on cash and cash equivalents	(151)	136
Net increase in cash and cash equivalents	4,197	59,009
Beginning of period	34,830	25,023
End of period	$39,027	$84,032
Supplemental disclosures of cash flow information:
Cash paid for
Interest	$10,036	$3,411
Income taxes	$—	$476

The following table reconciles Net Loss Attributable to ORBCOMM Inc. to EBITDA and Adjusted EBITDA for the periods shown:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2018	2017	2018	2017
Adjustments to EBITDA
Net loss attributable to ORBCOMM Inc.	$(7,222)	$(10,740)	$(17,308)	$(14,083)
Income tax expense	1,225	90	2,168	713
Interest income	(453)	(138)	(928)	(256)
Interest expense	5,301	4,843	10,501	7,269
Loss on debt extinguishment	-	3,868	-	3,868
Depreciation and amortization	11,842	11,400	24,065	22,422
EBITDA	$10,693	$9,323	$18,498	$19,933

Adjustments to Adjusted EBITDA
Stock-based compensation	1,728	1,445	3,435	2,969
Noncontrolling interests	120	(6)	143	36
Acquisition-related and integration costs	494	1,262	1,100	1,490
Adjusted EBITDA	$13,035	$12,024	$23,176	$24,428

ORBCOMM publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, ORBCOMM also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. A reconciliation table is presented above.

EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, and acquisition-related and integration costs, is useful to investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Total Revenues.